EXHIBIT 99.1

News Release

CONTACT:

Jeffrey R. Kotkin

OFFICE:

(860) 728-4650

NU REPORTS FIRST QUARTER RESULTS

HARTFORD, Connecticut, and BOSTON, Massachusetts, May 2, 2012 – Northeast Utilities (NYSE: NU) today reported first quarter 2012 earnings of $99.3 million, or $0.56 per share, compared with earnings of $114.2 million, or $0.64 per share, in the first quarter of 2011.    NU results for the first quarter of 2012 do not incorporate the financial results of NSTAR and there were no material merger-related impacts in the quarter.  NU’s merger with NSTAR closed on April 10, 2012.

Thomas J. May, NU president and chief executive officer, said that NU’s lower results in the first quarter of 2012 were expected given the exceptionally mild weather and higher pension costs.  However, he noted that the merger should provide significant benefits to both customers and investors in the years ahead.

“I am extremely pleased that the merger has been completed, and we look forward to realizing the many benefits from this great business combination.  With our resources now combined, our operating companies will be better positioned to implement the best practices of the two companies to achieve top-tier levels of customer service and reliability, while also reducing costs,” May said.

Transmission results

NU’s transmission earnings in the first quarter of 2012 were $46.3 million, or $0.26 per share1, compared with $44.7 million, or $0.25 per share1, in the first quarter of 2011.  The improved results primarily reflected a higher level of investment in the Greater Springfield Reliability Project, now under construction in western Massachusetts and northern Connecticut.

Distribution and generation results

The Connecticut Light and Power Company’s (CL&P) distribution earnings were $20.8 million in the first quarter of 2012, compared with $28.5 million in the first quarter of 2011.  Lower results reflect the impact of a 6 percent decline in retail sales in 2012, compared with the first quarter of 2011, and higher pension and health care costs, partially offset by a distribution rate increase that was effective July 1, 2011.

Public Service Company of New Hampshire’s (PSNH) distribution and generation earnings were $15.1 million in the first quarter of 2012, compared with $21.5 million in the first quarter of 2011.  Lower results reflect the impact of a 2.4 percent decline in retail sales in 2012, compared with the first quarter of 2011, as well as higher pension and health care costs.

Western Massachusetts Electric Company’s (WMECO) distribution and generation earnings were $6.1 million in the first quarter of 2012, compared with $5.7 million in the first quarter of 2011.  WMECO benefited from higher generation earnings as the second of its solar facilities came on line in late 2011.  Also, since WMECO operates under a decoupling mechanism, it is not subject to the same weather-related fluctuations in distribution revenue as CL&P and PSNH.

Overall, NU’s retail electric sales were down 5 percent in the first quarter of 2012, compared with the first quarter of 2011.  They were up 0.1 percent on a weather-adjusted basis.

Yankee Gas Services Company earned $14.7 million in the first quarter of 2012, compared with $22.5 million in the first quarter of 2011.  The lower earnings primarily reflect a 13.2 percent reduction in firm natural gas sales in the first quarter of 2012 due to much milder weather in the first quarter of 2012, compared with the first quarter of 2011.  First-quarter firm natural gas sales were up 5 percent in 2012 on a weather-adjusted basis, compared with 2011.

Parent and other affiliates

NU parent and other companies recorded a loss of $3.7 million in the first quarter of 2012, compared with a loss of $8.7 million in the first quarter of 2011.  This improvement reflected primarily lower merger-related expenses.  In the first quarter of 2012, NU parent and other companies recorded after-tax merger-related expenses of $1.1 million, compared with after-tax merger-related expenses of $8.3 million in the first quarter of 2011.

The following table reconciles 2012 and 2011 first-quarter results:

		First Quarter
2011	Reported EPS	$0.64
	Higher transmission earnings in 2012	$0.01
	Lower distribution and generation earnings in 2012	($0.12)
	Higher parent and other company expenses in 2012, excluding impact of merger	($0.02)
	Lower expenses in 2012 related to NSTAR merger	$0.05
2012	Reported EPS	$0.56

Financial results for the first quarters of 2012 and 2011 for NU’s business segments and parent and other companies are noted below:

Three months ended:

(in millions, except EPS)	March 31, 2012	March 31, 2011	Increase (Decrease)	2012 EPS[1]
CL&P Distribution	$20.8	$28.5	($7.7)	$0.12
PSNH Distribution/Generation	$15.1	$21.5	($6.4)	$0.09
WMECO Distribution/Generation	$6.1	$5.7	$0.4	$0.03
Yankee Gas	$14.7	$22.5	($7.8)	$0.08
Total—Distribution/Generation	$56.7	$78.2	($21.5)	$0.32
CL&P Transmission	$31.8	$34.4	($2.6)	$0.18
PSNH Transmission	$6.2	$6.0	$0.2	$0.03
WMECO Transmission	$8.1	$4.2	$3.9	$0.05
NU Transmission Ventures	$0.2	$0.1	$0.1	---
Total—Transmission	$46.3	$44.7	$1.6	$0.26
Total—Operating Company Earnings	$103.0	$122.9	($19.9)	$0.58
NU Parent and Other Companies, excluding merger expenses	($2.6)	($0.4)	($2.2)	($0.02)
Merger expenses	($1.1)	($8.3)	$7.2	---
Reported Earnings	$99.3	$114.2	($14.9)	$0.56

Retail sales data:

Gwh for three months ended	March 31, 2012	March 31, 2011	% Change Actual	% Change Weather Norm.
CL&P	5,427	5,776	(6.0)	(0.1)
PSNH	1,937	1,984	(2.4)	0.5
WMECO	911	948	(4.0)	(0.1)
Total NU	8,271	8,705	(5.0)	0.1
Yankee Gas firm volumes in mmcf for three months ended	16,819	19,384	(13.2)	5.0

NU completed its stock-for-stock merger with NSTAR on April 10, 2012.  The combined entity operates New England’s largest energy delivery system, serving 3.5 million customers in Connecticut, New Hampshire and Massachusetts.  NU now has approximately 314 million common shares outstanding.

1 All per share amounts in this news release are reported on a fully diluted basis as of March 31, 2012.  The only common equity securities that are publicly traded are common shares of NU parent.  The earnings and EPS of each business do not represent a direct legal interest in the assets and liabilities allocated to such business, but rather represent a direct interest in NU's assets and liabilities as a whole.  EPS by business is a non-GAAP (not determined using generally accepted accounting principles) measure that is calculated by dividing the net income or loss attributable to controlling interests of each business by the weighted average fully diluted NU parent common shares outstanding for the period.  Management uses this non-GAAP financial measure to evaluate earnings results and to provide details of earnings results and guidance by business.  Management believes that this measurement is useful to investors to evaluate the actual and projected financial performance and contribution of NU’s businesses.  Non-GAAP financial measures should not be considered as alternatives to NU consolidated net income attributable to controlling interests or EPS determined in accordance with GAAP as indicators of NU’s operating performance.

This news release includes statements concerning NU’s expectations, beliefs, plans, objectives, goals, strategies, assumptions of future events, future financial performance or growth and other statements that are not historical facts.  These statements are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  In some cases, readers can identify these forward-looking statements through the use of words or phrases such as “estimate”, “expect”, “anticipate”, “intend”, “plan”, “project,” “believe”, “forecast”, “should”, “could”, and other similar expressions.  Forward-looking statements involve risks and uncertainties that may cause actual results or outcomes to differ materially from those included in the forward-looking statements.  Factors that may cause actual results to differ materially from those included in the forward-looking statements include, but are not limited to, actions or inaction of local, state and federal regulatory and taxing bodies; changes in business and economic conditions, including their impact on interest rates, bad debt expense and demand for NU’s products and services; changes in weather patterns; changes in laws, regulations or regulatory policy; changes in levels or timing of capital expenditures; disruptions in the capital markets or other events that make NU’s access to necessary capital more difficult or costly; developments in legal or public policy doctrines; technological developments; changes in accounting standards and financial reporting regulations; the effects and outcomes of our merger with NSTAR; actions of rating agencies and other presently unknown or unforeseen factors. Other risk factors are detailed in NU’s and NSTAR’s reports filed with the Securities and Exchange Commission.  Any forward-looking statement speaks only as of the date on which such statement is made, and NU undertakes no obligation to update the information contained in any forward-looking statements to reflect developments or circumstances occurring after the statement is made or to reflect the occurrence of unanticipated events.

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Note: NU will webcast a discussion concerning its first quarter 2012 results tomorrow, May 3, 2012, at 4 p.m. Eastern Daylight Time. The webcast can be accessed through NU’s website at www.nu.com.

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